US Bank
All of US Serving You
Annual Statement of Compliance
GS Mortgage Securities Trust 2014-GC26
VIA EMAIL
To Addresses on Exhibit A:
Re:
GS Mortgage Securities Trust 2014-GC26, Commercial Mortgage Pass-Through
Certificates, Series 2014-GC26 (the "Trust"), issued pursuant to the Pooling and
Servicing Agreement, dated as of December 1, 2014 (the "Pooling and Servicing
Agreement"), by and among GS Mortgage Securities Corporation II, as
Depositor, U.S. Bank National Association, as Certificate Administrator and
Trustee, Pentalpha Surveillance LLC, as Operating Advisor, Wells Fargo Bank,
National Association, as Master Servicer, LNR Partners, LLC, as General Special
Servicer, and CWCapital Asset Management LLC, as Cypresswood Court
Shopping Center Special Servicer
I, Nancie J. Arvin, a Senior Vice President of U.S. Bank National Association, as Certificate
Administrator, hereby certify that:
(1) A review of the activities of the Certificate Administrator during the preceding calendar year
(the "Reporting Period") and of the performance of the certifying servicer under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.
Capitalized terms used but not defined herein have the meanings set forth in the Agreement.
Date: March 20, 2015
U.S. Bank National Association, as Certificate Administrator
By: __/s/ Nancie J. Arvin_______
Nancie J. Arvin
Senior Vice President

US Bank
All of US Serving You
Exhibit A
GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282-2198
Attention: Leah Nivison
Wells Fargo Securities, LLC
375 Park Avenue, 2nd Floor
J0127-023,
New York, New York 10152
Attention: WFRBS 2014-C22
Wells Fargo Bank, National Association
9062 Old Annapolis Road,
Columbia, Maryland 21045
Attention: WFRBS 2014-C22
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor,

New York, New York 10013,
Attention: Paul Vanderslice
Citibank, N.A.
388 Greenwich Street, 14th Floor

New York, New York 10013
Attention: Citibank Agency & Trust - CGCMT 2014-GC25